Exhibit 99.1
Action Performance Reports Third Quarter 2005 Results
PHOENIX, August 2, 2005—Action Performance Companies, Inc. (NYSE:ATN), the leader in the design, marketing, promotion, and distribution of licensed motorsports merchandise, today announced financial results for the fiscal third quarter ended June 30, 2005. For the quarter, the company reported revenues from continuing operations of $72.7 million compared with $88.3 million in the prior year period. The decrease in revenue for the quarter resulted primarily from lower sales of die-cast products to wholesale customers and mass merchandisers, and to a lesser extent, lower apparel and memorabilia sales to wholesale channels.
The Company reported a net loss from continuing operations of $9.5 million, or $0.51 per share, compared with net income from continuing operations of $4.7 million, or $0.26 in the prior year’s quarter. Included in loss from continuing operations for the current quarter were pre-tax charges relating to the write-down of intangible assets of $12.7 million ($8.0 million after tax) as well as foreign currency exchange losses of $1.1 million ($0.7 million after tax).
The Company also announced its decision to divest a business. The Company is currently in negotiations to sell its McArthur Towel business and based on the current status of such negotiations, anticipates completing the sale in the fourth quarter of fiscal 2005. In connection with this decision and the anticipated sale of the division, the Company recorded in the third fiscal quarter an after-tax net loss of $1.7 million. This charge will be reflected as a component of discontinued operations.
In addition, the Company announced its decision to discontinue its Jeff Hamilton apparel business and the Castaway collectible business. In connection with this action, the Company recorded in the third fiscal quarter an after-tax net loss of $4.3 million, primarily related to the write-down of the businesses’ remaining assets. These charges will be reflected as a component of discontinued operations.
For the nine months ended June 30, 2005, the company reported revenues from continuing operations of $216.1 million, compared with revenues of $232.7 million in the prior year, a decrease of 7.1%. The company reported a net loss from continuing operations of $13.8 million, or $0.75 per share, compared with net income of $5.1 million, or $0.27 per share in the prior year.
Fred Wagenhals, Chief Executive Officer, commented “As we continue to execute our restructuring plan, we are pleased to make incremental strategic progress each quarter. To that end, we plan to sell our McArthur Towel business, which had been operating near breakeven, and recorded write-downs of assets associated with the Jeff Hamilton business. In addition, we continued to realign our distribution model, and we were ultimately pleased that revenues and income from operations were consistent with our expectations. We believe each of these items represent progress consistent with our previously announced plans and improves the company’s position as we look to the remainder of fiscal 2005 and beyond to 2006.”
Business Outlook
While Action Performance refrains from giving specific revenue and earnings guidance, the Company expects fiscal fourth quarter 2005 revenue to be higher than the third quarter of 2005, but lower than revenue in the fourth quarter of 2004, largely as a result of lower anticipated sales of die-cast and apparel to wholesale distributors leading up to the transition to the direct to dealer distribution approach on October 1, 2005.
Dividend Policy
The Board of Directors has decided not to declare a quarterly dividend of $0.05 per share. The Board believes that it is prudent to take this action coincident with the restructuring initiatives in place. The evaluation of future dividends will be made on a quarter-by-quarter basis.
About Action Performance
Action Performance Companies Inc. (NYSE:ATN — News) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail, department stores, and specialty dealers. Additional information about Action Performance can be found at http://www.action-performance.com/.
This press release contains forward-looking statements, including statements regarding the Company’s anticipated revenues during the fourth quarter, the results of its restructuring and the anticipated sale of the McArthur Towel business. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2004, under the caption “Business-Risk Factors” and in Exhibit 99.1 to the Company’s Form 10-Q dated March 31, 2005, each of which is on file with the U.S. Securities and Exchange Commission. In addition, the ability of the company to successfully complete the proposed sale of its McArthur Towel business is subject to various risks, many of which are outside of our control, including the successful negotiation of a mutually satisfactory definitive agreement and customary conditions to the closing of the sale.
Contact:
Action Performance, Inc.
David Riddiford, 602-337-3999
Chief Financial Officer
or
Integrated Corporate Relations, Inc.
Tom Ryan, 203-682-8200

ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Balance Sheets
June 30, 2005 and September 30, 2004
(in thousands)

	June 30,	September 30,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$6,336	$12,580
Accounts receivable, net	31,263	47,050
Inventories	46,457	48,514
Prepaid royalties	5,608	2,774
Taxes receivable	1,132	306
Deferred income taxes	9,700	7,006
Prepaid expenses and other	4,140	5,740
Assets to be disposed	13,846	24,068

Total current assets	118,482	148,038

Long-Term Assets:
Property and equipment, net	57,275	64,691
Goodwill	85,472	86,056
Licenses and other intangibles, net	40,931	52,302
Other	2,092	3,196

Total long-term assets	185,770	206,245

	$304,252	$354,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,597	$28,044
Accrued royalties	10,388	10,002
Accrued expenses	6,270	8,453
Taxes payable	2,312	1,742
Current portion of long-term debt	373	4,009
Liabilities related to assets to be disposed	1,954	1,729

Total current liabilities	36,894	53,979

Long-Term Liabilities:
Long-term debt	3,908	11,882
Deferred income taxes	22,313	24,979
Other	241	298

Total long-term liabilities	26,462	37,159

Commitments and Contingencies
Minority Interests	2,466	2,518
Shareholders’ Equity	238,430	260,627

	$304,252	$354,283

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Operations
Three and Nine Months Ended June 30, 2005 and 2004
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	2005	2004	2005	2004
Net sales	$72,693	$88,334	$216,050	$232,662
Cost of sales	50,583	58,827	155,999	164,135

Gross profit	22,110	29,507	60,051	68,527

Operating expenses:
Selling, general, and administrative	21,037	20,307	62,489	57,346
Amortization of licenses and other intangibles	892	937	2,640	2,715
Impairment losses on trademark and licenses	12,674	—	12,674	—

Total operating expenses	34,603	21,244	77,803	60,061

Operating income (loss)	(12,493)	8,263	(17,752)	8,466

Interest expense	(303)	(468)	(1,000)	(1,370)
Foreign exchange gains (losses)	(1,122)	(196)	(214)	957
Earnings (losses) from joint venture	(59)	204	343	966
Other income	25	47	106	159
Other expense	(540)	(280)	(1,309)	(1,060)

Total other expense	(1,999)	(693)	(2,074)	(348)

Income (loss) from continuing operations before income taxes	(14,492)	7,570	(19,826)	8,118
Income taxes	(5,014)	2,869	(6,012)	3,042

Income (loss) from continuing operations	(9,478)	4,701	(13,814)	5,076
Loss from discontinued operations, net of income taxes	(5,972)	(868)	(8,089)	(1,660)

Net income (loss)	$(15,450)	$3,833	$(21,903)	$3,416

Earnings (Loss) Per Common Share:
Basic
Income (loss) from continuing operations	$(0.51)	$0.26	$(0.75)	$0.28
Loss from discontinued operations	(0.32)	(0.05)	(0.43)	(0.09)

Net income (loss)	$(0.83)	$0.21	$(1.18)	$0.19

Diluted
Income (loss) from continuing operations	$(0.51)	$0.26	$(0.75)	$0.27
Loss from discontinued operations	(0.32)	(0.05)	(0.43)	(0.09)

Net income (loss)	$(0.83)	$0.21	$(1.18)	$0.18

Weighted Average Shares Outstanding:
Basic	18,574	18,336	18,516	18,315
Diluted	18,574	18,606	18,516	18,619
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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended June 30, 2005 and 2004
(in thousands)

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(21,903)	$3,416
Adjustments to reconcile net income (loss) to cash provided by operations—
Discontinued operations and related impairment charges	11,002	(3,810)
Depreciation and amortization	24,612	21,473
Impairment losses on trademark and licenses	12,674	—
Provision for doubtful accounts	2,741	991
Deferred taxes	(6,400)	690
Other	921	170
Changes in assets and liabilities, net of businesses acquired and disposed—
Accounts receivable	12,967	15,172
Accounts payable and accrued expenses	(10,624)	(3,264)
Taxes payable and receivable, net	(199)	(394)
Inventories	1,927	(12,173)
Prepaid royalties and accrued royalties	(2,421)	1,524
Other	2,487	(4,433)

Net cash provided by operating activities	27,784	19,362

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(18,787)	(20,208)
Acquisition of businesses and intangibles, net of costs	(2,103)	(2,890)
Other	675	265

Net cash used in investing activities	(20,215)	(22,833)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line-of-credit	—	11,700
Long-term debt repayments	(11,636)	(478)
Dividends paid — common shareholders	(1,842)	(2,746)
Dividends paid — minority interest shareholders	(1,115)	(1,414)
Stock option and other exercise proceeds	918	270

Net cash provided by (used in) financing activities	(13,675)	7,332

Effect of exchange rates on cash and cash equivalents	(138)	178

Net change in cash and cash equivalents	(6,244)	4,039
Cash and cash equivalents, beginning of period	12,580	49,462

Cash and cash equivalents, end of period	$6,336	$53,501

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Schedule of Net Sales by Channel
Three and Nine Months Ended June 30, 2005 and 2004
(in thousands)

	Three Months Ended		Nine Months Ended
	2005	2004	2005	2004
Domestic Die-cast:
Wholesale distribution and promotion	$19,234	$25,651	$43,264	$48,973
Wholesale to mass-merchant retailers	4,492	9,389	29,859	40,884
Retail through collector’s catalog club	4,009	5,701	11,878	13,750

Total domestic die-cast	27,735	40,741	85,001	103,607
Foreign Die-cast — wholesale distribution and promotion	9,430	8,698	29,530	27,135

Total die-cast	37,165	49,439	114,531	130,742

Domestic Apparel and Memorabilia:
Wholesale distribution and promotion	9,278	14,705	32,769	39,520
Wholesale to mass-merchant retailers	6,887	6,745	28,646	26,462

Total apparel and memorabilia	16,165	21,450	61,415	65,982

Retail at Trackside	18,715	16,695	37,698	33,617
Royalties and Other	648	750	2,406	2,321

Net Sales	$72,693	$88,334	$216,050	$232,662

Note: Amounts have been restated in prior periods to reflect only continuing operations
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